Exhibit 3.1

BYLAWS

OF

SUPERIOR UNIFORM GROUP, INC.

ARTICLE I: OFFICES:

Section 1:

The office of the Corporation shall be located in the County of Pinellas, State of Florida.

Section 2:

The Corporation may also have offices and places of business at such other places within or without the State of Florida as the Board of Directors may, from time to time, determine, or the business of the Corporation may require.

ARTICLE II: MEETINGS OF SHAREHOLDERS:

Section 1:

The annual meeting of the shareholders for the election of directors, and all special meetings of shareholders for that or any other purpose, may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At least ten (10) days written notice shall be given to all shareholders in advance of any meeting of shareholders.

Section 2:

The annual meeting of shareholders shall be held in each year upon such date as may be determined by the Board of Directors; at such meeting, the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. The Board shall also determine the place where the shareholders’ meeting shall be held.

Section 3:

Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, by the Chief Executive Officer, by the President, or by the Board of Directors, and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of a majority of the Directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 4:

Except as otherwise provided by the Articles of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereon, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

ARTICLE III: DIRECTORS:

Section 1:

The number of directors which shall constitute the entire Board of Directors shall be not less than three nor more than nine as the Board of Directors may, by resolution, adopted by a majority of the entire Board, from time to time determine. Directors need not be shareholders of the Corporation. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each director shall be elected to serve until his successor shall have been elected and shall have qualified.

Section 2:

Any director may resign at any time. The shareholders entitled to vote for the election of directors may remove a director with cause.

Section 3:

If any vacancies occur in the Board of Directors, for any reason whatsoever, or if any new directorships are created, all of the directors then in office, although less than a quorum, may by majority vote, choose a successor or successors or fill the newly created directorship, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall have been duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy the directors remaining in office shall be unable by majority vote to fill such vacancy within thirty days of the occurrence thereof, the Chairman, the Chief Executive Officer or the President may call a special meeting of the shareholders, at which time such vacancy shall be filled.

ARTICLE IV. MEETINGS OF THE BOARD:

Section 1:

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Florida.

Section 2:

Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of shareholders, and may be held without notice at such time and at such place as shall, from time to time, be determined by the Board.

Section 3:

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or by the President on two days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the President in like manner and on like notice on the written request of two directors.

Section 4:

At all meetings of the Board of Directors, a majority of the entire Board shall be necessary to and constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the Board of Directors except as may be otherwise specifically provided by law or the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of such adjournment shall be given to any directors who are not present and, unless announced at the meeting, to the other directors.

Section 5:

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting provided all members of the Board of Directors consent in writing to the adoption of a resolution authorizing such action, and further provided such resolution and written consents of the directors thereto shall be filed with the minutes of the Board of Directors.

ARTICLE IV-A: EXECUTIVE AND OTHER COMMITTEES

Section 1: How Constituted and the Powers thereof:

The Board of Directors by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve during the pleasure of the Board of Directors. Except as otherwise provided by law, by these Bylaws, or by resolution adopted by a majority of the whole Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the directors, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, including, without limitation, the power to cause the seal of the Corporation to be affixed to all papers that may require it, other than the powers enumerated in Sec. 607.0825 of the Florida Business Corporation Act.

Section 2: Organization, etc.:

The Chairman of the Board shall serve as the Chairman of the Executive Committee and the Executive Committee may choose its own Secretary and may adopt rules for its procedure. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3: Meetings:

Meetings of the Executive Committee may be called by the Chairman of the Committee, and shall be called by him at the request of any member of the Committee; if there shall be no chairman, meetings may be called by any member of the Committee. Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or if given by the Chairman, may be given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held. Notice of any meeting may be waived before, at or after the meeting, and shall be deemed waived if the director attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

Section 4: Quorum and Manner of Acting:

A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

Section 5: Removal:

Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 6: Vacancies:

Any vacancy in the Executive Committee shall be filled by the Board of Directors.

Section 7: Other Committees:

The Board of Directors may, by resolution, provide for such other standing or special committee as it deems desirable, and discontinue the same at pleasure. Each Committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

Section 8:

Any action required or permitted to be taken by the Executive Committee may be taken without a meeting provided all members of said Committee consent in writing to the adoption of a resolution authorizing such action, and further provided such resolution and written consents of the members of said Committee thereto be filed with the minutes of the Executive Committee.

ARTICLE V:

Section 1:

The executive officers of the Corporation shall be:

a.	Chairman of the Board

b.	Chief Executive Officer

c.	One or more Presidents

d.	One or more Vice Presidents

e.	Secretary (and Assistant Secretary, if designated by the Board of Directors)

f.	Treasurer

Section 2:

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board of Directors. The Board of Directors may also provide for the appointment of such associate or assistant officers as the Board of Directors determines appropriate or proper for the management of the Corporation and all such associate or assistant officers, so appointed, shall have the authority and responsibility as designated by the Board of Directors or, so long as not in conflict, the Chief Executive Officer of the Corporation if such duties and responsibilities have not otherwise been provided in the Bylaws of the Corporation.

Section 3:

The Chairman of the Board of Directors shall preside at all meetings of the Shareholders and Directors of the Corporation. The Chairman shall oversee all directives and policies of the Board of Directors and shall supervise the performance and authority of the Chief Executive Officer of the Corporation. The Chairman shall further act for the Board in the absence of the directives from the Board of Directors or its Executive Committee. The Chairman shall have such other powers and duties as may, from time to time, be assigned to him by the Board of Directors. The Chairman of the Board of Directors shall be selected from among the Directors of the Corporation from time to time serving.

Section 4:

The Chief Executive Officer of the Corporation shall have primary, general and active management and control of the business and affairs of the Corporation, subject only to the direction of the Board of Directors, its Chairman and the Shareholders. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors, its Chairman and the Shareholders are carried into effect. The Chief Executive Officer of the Corporation may also be the Chairman of the Board of Directors or a President of the Corporation. The Chief Executive Officer shall preside at all meetings of Shareholders and Directors in the absence of the Chairman of the Board.

Section 5:

The Corporation may have one or more Presidents and, if more than one, the duties and responsibilities of each President shall be as designated by the Chief Executive Officer of the Corporation subject, nevertheless, to the directives of the Board of Directors. A President shall have general and active management and control of the business and affairs of the Corporation in the areas designated by the Board of Directors and, if not in conflict therewith, by the Chief Executive Officer of the Corporation but shall be subject to direction by the Chief Executive Officer of the Corporation. A President shall have such power and authority as necessary to carry out the duties and responsibilities so assigned. In the event of the absence of the Chairman of the Board who may then also be the Chief Executive Officer of the Corporation, a President shall preside at all meetings of Shareholders and Directors. Subject to contrary direction from the Board or the Chief Executive Officer, a President shall have the power and authority to fulfill the duties and responsibilities of any other President in the absence of such other President.

Section 6:

The Vice President or Vice Presidents, if there be more than one, may be assigned to specific areas, fields or divisions of the Corporation as may be determined from time to time by the Board of Directors or, in the absence of such determination, by the Chief Executive Officer of the Corporation or the appropriate President if so authorized by the Chief Executive Officer. All such Vice Presidents shall generally assist the Chief Executive Officer of the Corporation and the President or Presidents of the Corporation and shall perform such other duties and responsibilities as shall be prescribed by the Board of Directors and, if not inconsistent therewith, by the Chief Executive Officer of the Corporation or any President.

Section 7:

The Secretary (and in his absence any Assistant Secretary) shall attend all meetings of the Board of Directors and all meetings of the Shareholders, recording all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given timely notice of all meetings of the Shareholders and Board of Directors for which a notice is required by law, the Articles of Incorporation or the Bylaws of this Corporation. He shall also perform such other duties as may be prescribed by the Board of Directors (or its Chairman) and, to the extent not in conflict therewith, by the Chief Executive Officer of the Corporation under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation and shall have the responsibility to affix the seal of the Corporation to all documents as authorized or directed by the Board of Directors and, in the absence of such direction, by the Chief Executive Officer of the Corporation.

Section 8:

The Treasurer shall have the care and custody of corporate funds and other valuable effects and assets of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or, so long as not in conflict therewith, by the Chief Executive Officer of the Corporation, taking proper vouchers for such disbursements, and shall render to the Board of Directors at regular or special meetings of the Board, or whenever they require it, or to the Audit Committee of the Board of Directors, an account of all transactions of the Corporation and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond satisfactory to the Corporation but at the expense of the Corporation. The Treasurer shall further provide such reports or information regarding the condition of the Corporation, its assets and its liabilities, as may be required, subject to direction by the Chief Executive Officer, by all operating officers of the Corporation.

Section 9:

The Board of Directors may, at its discretion, from time to time designate the Chairman of the Board of Directors, the Chief Executive Officer, one or more Presidents or any Vice President as the Chief Operating Officer of the Corporation who shall report to such officer, and perform such duties and responsibilities, as may also be designated by the Board of Directors.

ARTICLE V-A: SHARES AND THEIR TRANSFER:

Section 1: Issue of Certificates of Stock:

The Board of Directors shall provide for the issue and transfer of the certificates of stock of the Corporation and prescribe the form of such certificates. Every owner of shares of the Corporation shall be entitled to a certificate of stock, which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or a Vice President, or by the Chairman of the Board of Directors, and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2: Transfer Agents and Registrars:

The Board of Directors shall have power to appoint a Transfer Agent and/or Registrar of its stock; to prescribe their respective duties; and to require the countersignature of such Transfer Agent and/or Registrar upon stock certificates. The duties of the Transfer Agent and Registrar may be combined.

Section 3: Transfer of Shares:

The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.

Section 4: Addresses of Shareholders:

Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.

Section 5: Record Date:

The Board of Directors may fix a date not exceeding seventy five (75) days and not less than 10 days prior to the date of any meetings of shareholders or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

The Board of Directors shall also have power to fix a date not exceeding 50 days preceding the date fixed for the payment of any dividend or the making of any distribution or for the allotment of any evidence of right or interest, or for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, right or interest, or to participate in any such other action, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution right or interest or to participate in such other action.

Section 6: Lost and Destroyed Certificates:

The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed, but the

Board of Directors, when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the shares represented by the certificate so lost or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the shares represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation, its Transfer Agents and Registrars, if any, against any claim that may be made against them, or any of them, by reason of the issue of such certificate. The Board of Directors, however, may in its discretion, refuse to issue any such new certificate, except pursuant to court order. The Board may adopt such other and further requirements or procedures for the replacement of lost or destroyed certificates as it deems advisable, and may delegate to the Corporation’s Transfer Agent such duties and responsibilities in connection with such replacement procedures as it deems advisable.

ARTICLE VI: INDEMNIFICATION:

Section 1: Right to Indemnification:

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation (an “Indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. The Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 2: Prepayment of Expenses:

The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 3: Claims:

If a claim for indemnification or payment of expenses under this Article is not paid in full within 60 days after a written claim therefore by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or repayment of expenses under applicable law.

Section 4: Nonexclusivity of Rights:

The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders, or disinterested directors, or otherwise.

Section 5: Other Indemnification:

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.

Section 6: Amendment or Repeal:

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring before the time of such repeal or modification.

ARTICLE VII: GENERAL PROVISIONS:

Section 1:

All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may, from time to time, designate.

Section 2:

The fiscal year of the Corporation shall begin on January first and end on December thirty-first.

Section 3:

The Board of Directors shall have power to amend, supplement, repeal or adopt Bylaws at any regular or special meeting of the Board. However, any Bylaw adopted by the Board may be amended or repealed by the affirmative vote, at a meeting, of a majority of the shares issued and outstanding and entitled to vote thereon, and the Board of Directors shall take no action in conflict with any Bylaw so adopted by the shareholders.